UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 22, 2018

Northwest Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-35737	94-3306718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 800

Bethesda, Maryland 20814

(Address of Principal Executive Offices)

(240) 497-9024

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

The Company is currently exploring a potential refinancing of its 540 acre Sawston UK property in view of a major new lease and actual and planned further improvements to the property.  In the exploration of more favorable financing terms with mortgage lenders, one party has requested that we make public the most recent letter update of the appraisal of the property provided to us for our evaluations. With the concurrence of the appraiser, the most recent such appraisal letter is attached hereto as Exhibit 99.1.

The Company is accommodating this request in this instance and does not undertake any duty to provide further updates. The attached letter contains forward-looking information in the form of assumptions, estimates, and appraisals. As with any forward-looking information, actual outcomes could differ. For example, the economy and the real estate market in the UK, as well as the exchange rate between the British Pound Sterling and the U.S. Dollar, could fluctuate in a manner that is difficult to anticipate.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Appraisal Letter, dated December 19, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC.

Date: March 22, 2018	By:	/s/ Linda Powers
	Name:	Linda Powers
	Title:	Chief Executive Officer and Chairman